Exhibit 99.1

Acacia Research Corporation Reports Fourth Quarter and Year End 2025 Financial Results
Record Full-Year Revenue of $285.2 million, Up 133% Year Over Year
GAAP Net Income of $3.4 million and GAAP Diluted EPS of $0.04 for the Quarter
Adjusted Net Income1 of $3.1 million and Adjusted Diluted EPS1 of $0.03 for the Quarter
Total Company Adjusted EBITDA1 of $17.4 million and Operated Segment Adjusted EBITDA1 of $22.4 million for the Quarter
Total Cash, Cash Equivalents, Equity Securities Measured at Fair Value and Loans Receivable of $339.6 million, or $3.52 per share, at Year End
New York, NY, March 11, 2026 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy and technology sectors, today reported financial results for the three months and year ended December 31, 2025. The Company also posted its fourth quarter 2025 earnings presentation on its website at www.acaciaresearch.com under Quarterly Results.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “Acacia delivered strong financial and operating results for the fourth quarter, as we recorded total revenue of $50.1 million, Total Company Adjusted EBITDA of $17.4 million and Operated Segment Adjusted EBITDA of $22.4 million, with all metrics increasing year-over-year. This quarter marked the completion of a successful year for our team, with Acacia generating record annual revenue of $285.2 million, driven by our growing portfolio of operating businesses. Despite persistent macroeconomic uncertainty, our teams continued to execute on our strategic objectives underpinned by our disciplined and operationally focused strategy. We implemented several initiatives across our operating businesses, including targeted pricing strategies, cost savings measures, facility consolidation and continued tariff countermeasures, all of which contributed to our strong finish to the year. We are also pleased to announce that our Energy Operations subsidiary, Benchmark Energy, successfully drilled its first Cherokee well, which is expected to begin producing this week.
As we look ahead to 2026, our strategic focus remains unchanged - leveraging our significant capital base and experienced management team to drive long-term growth across our operating businesses. As of the end of the fourth quarter, cash, cash equivalents, equity securities and loans receivable was approximately $339.6 million, or $3.52 per share. Our strong cash position and balance sheet provides us with the flexibility to continue growing our businesses through accretive organic and inorganic growth opportunities, driving differentiated value for our shareholders.”
1 Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for reconciliations of Adjusted Net Income (Loss), Adjusted Diluted EPS, and Total Company Adjusted EBITDA to their most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.
1

Fourth Quarter 2025 Highlights:
•Total revenue of $50.1 million, up 3% compared to $48.8 million for the prior-year quarter, primarily driven by $26.4 million in revenue from our fourth full quarter of Manufacturing Operations.
•GAAP Net Income of $3.4 million, or $0.04 GAAP Diluted EPS.
•Adjusted Net Income of $3.1 million, or $0.03 Adjusted Diluted EPS.
•Operated Segment Adjusted EBITDA of $22.4 million.
•Total Company Adjusted EBITDA of $17.4 million.
•At quarter end, cash, cash equivalents, equity securities measured at fair value and loans receivable totaled approximately $339.6 million, or $3.52 per share.
•Benchmark Energy successfully drilled its first Cherokee well, which is expected to be completed and begin producing in the first quarter of 2026.
Full-Year 2025 Highlights:
•Record revenue of $285.2 million, up 133% compared to $122.3 million for the prior year, driven by a full year of revenue in both our Manufacturing Operations and Revolution assets within our Energy Operations, as well as an increase in revenue of approximately $58.8 million year-over-year from our Intellectual Property Operations.
•GAAP Net Income of $21.7 million, or $0.22 GAAP Diluted EPS.
•Adjusted Net Income of $29.2 million, or $0.30 Adjusted Diluted EPS.
•Operated Segment Adjusted EBITDA of $96.4 million.
•Total Company Adjusted EBITDA of $77.9 million.
Revenue
The following table provides a breakdown of the Company’s total revenue for the three months and year ended December 31, 2025 and December 31, 2024. For the purposes of financial reporting, Acacia's operations are broken out as follows: Energy Operations (Benchmark), Industrial Operations (Printronix), Manufacturing Operations (Deflecto) and Intellectual Property Operations (Acacia Research Group).

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, unaudited)
Energy Operations	$16,019	17,340	63,818	49,183
Industrial Operations	7,341	8,238	28,267	30,421
Manufacturing Operations	26,441	23,183	114,792	23,183
Intellectual Property Operations	326	83	78,355	19,525
Total Revenues	$50,127	$48,844	$285,232	$122,312

Adjusted EBITDA
The following table provides a reconciliation of consolidated Net Income (Loss), the most directly comparable GAAP measure, to Total Company Adjusted EBITDA for the three months and year ended December 31, 2025 and December 31, 2024.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, unaudited)
GAAP Net Income (Loss)	$3,418	$(13,429)	$21,682	$(36,057)
Net (Income) Loss Attributable to Noncontrolling Interests	1,355	(594)	2,788	1,359
Income Tax Expense (Benefit)	1,181	(776)	6,841	(3,449)
Interest Expense	1,979	2,379	8,989	6,464
Interest Income	(2,813)	(3,109)	(11,260)	(17,682)
(Gain) Loss on Foreign Currency Exchange	(9)	298	(414)	370
Net Realized and Unrealized (Gain) Loss on Derivatives	(3,963)	3,530	(7,449)	(2,016)
Net Realized and Unrealized (Gain) Loss on Investments	787	(4,107)	(1,067)	2,551
Non-recurring Legacy Legal Expense	—	—	—	14,857
Service Provider Settlement, net	(15,750)	—	(15,750)	—
Other (Income) Expense, net	730	(1)	2,049	677
GAAP Operating Income (Loss)	$(13,085)	$(15,809)	$6,409	$(32,926)
Depreciation, Depletion & Amortization	10,457	11,839	43,348	33,574
Stock-Based Compensation	1,987	2,265	5,738	4,795
Realized Hedge Gain	1,740	998	3,731	2,626
Service Provider Settlement, net	15,750	—	15,750	—
Transaction-Related Costs	222	5,512	1,510	6,054
Legacy Matter Costs	2	52	14	2,829
Severance Costs	336	—	1,449	—
Total Company Adjusted EBITDA	$17,409	$4,857	$77,949	$16,952
The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three months and year ended December 31, 2025 and December 31, 2024.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, unaudited)
Energy Operations Adjusted EBITDA[2]	$8,099	$8,380	$29,133	$25,239
Industrial Operations Adjusted EBITDA[2]	1,064	1,604	3,533	4,529
Manufacturing Operations Adjusted EBITDA[2]	1,149	2,396	7,460	2,396
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations)	$10,312	$12,380	40,126	32,164
Intellectual Property Operations Adjusted EBITDA[2]	12,055	(2,748)	56,263	3,582
Operated Segment Adjusted EBITDA	$22,367	$9,632	96,389	35,746
Parent Costs[2]	(4,958)	(4,775)	(18,440)	(18,794)
Total Company Adjusted EBITDA	$17,409	$4,857	$77,949	$16,952
2 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Intellectual Property Operations Adjusted EBITDA, and Parent Costs are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.

Adjusted Net Income (Loss) and Adjusted Diluted EPS
The following table provides a reconciliation of Net Income (Loss), the most directly comparable GAAP measure, to Adjusted Net Income (Loss) and Adjusted Diluted EPS for the three months and year ended December 31, 2025 and December 31, 2024.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(In thousands, except share and per share data, unaudited)
GAAP Net Income (Loss)	$3,418	$(13,429)	$21,682	$(36,057)
Non-recurring Legacy Legal Expense	—	—	—	14,857
Legacy Matter Costs[3]	2	52	264	2,829
Stock-Based Compensation	1,987	2,265	5,738	4,795
Severance Costs	336	—	1,449	—
Transaction-Related Costs	222	5,509	1,510	5,907
Amortization of Acquired Intangibles	857	1,044	3,479	2,343
Unrealized Loss (Gain) on Securities	(2,750)	(4,107)	(1,092)	31,412
Unrealized Loss (Gain) on Hedges	(1,634)	3,329	(2,733)	302
Tax Effect of Adjustments	635	(1,509)	(1,144)	(12,221)
Adjusted Net Income (Loss)	$3,073	$(6,846)	29,153	14,167

GAAP Diluted EPS	$0.04	$(0.14)	$0.22	$(0.36)
GAAP diluted weighted average shares	97,573,518	97,190,102	97,158,219	99,213,835
Adjusted Diluted EPS	$0.03	$(0.07)	$0.30	$0.14
Adjusted diluted weighted average shares	97,573,518	97,190,102	97,158,219	100,042,280
Free Cash Flow4
The following table provides a reconciliation of Free Cash Flow (“FCF”) for the three months and year ended December 31, 2025.

	Three Months Ended December 31, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$5,595	$(19)	$(1,036)	$11,808	$(3,198)	$13,150
Less: Capital Expenditures	(4,592)	(4)	(765)	—	(8)	(5,369)
Free Cash Flow (Non-GAAP)	$1,003	$(23)	$(1,801)	$11,808	$(3,206)	$7,781

	Year Ended December 31, 2025
	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
Net Cash from (used in) Operating Activities (GAAP)	$22,937	$4,116	$3,316	$56,282	$(11,409)	$75,242
Less: Capital Expenditures	(9,051)	(43)	(1,430)	(7)	(15)	(10,546)
Free Cash Flow (Non-GAAP)	$13,886	$4,073	$1,886	$56,275	$(11,424)	$64,696
Balance Sheet and Capital Structure
•Cash, cash equivalents, equity securities measured at fair value and loans receivable totaled $339.6 million at December 31, 2025 compared to $297.0 million at December 31, 2024, an increase of $42.6 million. This increase in cash was primarily due to cash generated from operating activities across all Operated Segments of $86.7 million, proceeds from the sale of the floor mat assets of $3.0 million and $1.2 million of working capital benefit
3 Legacy Matter Costs for the year ended December 31, 2025 includes $250,000 related to a one-time legacy tax matter at Printronix that has been settled, which amount is included within Other Expense, Net in Acacia's condensed consolidated statement of operations.
4 Free Cash Flow (FCF) is a non-GAAP financial measure. For a definition of this measure, see the accompanying supplemental information section.

from the Deflecto transaction. Cash was reduced by Parent Costs of $11.4 million and further by $9.1 million and $1.4 million of capital expenditures at Benchmark and Deflecto, respectively, as well as $6.1 million incurred by Benchmark for the purchase of new oil and gas leasehold interests. Additionally, cash used in financing activities reduced cash by $22.7 million, primarily from $12.0 million of debt repayment on the Benchmark revolving credit facility and $15.1 million of debt repayment on the Deflecto facility, offset by a $5.0 million draw on the Benchmark revolving credit facility for the purchase of additional leasehold interests.
•Equity securities without readily determinable fair value totaled $5.8 million at December 31, 2025, unchanged from December 31, 2024.
•Investment securities representing equity method investments totaled $19.9 million at December 31, 2025 (net of noncontrolling interests), unchanged from December 31, 2024. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•Loans receivable totaled $15.3 million at December 31, 2025, which represents the commercial loans collateralized by Bitcoin that Acacia has purchased through its partnership with Unchained Capital.
•The Parent company’s total indebtedness was zero at December 31, 2025. On a consolidated basis, Acacia’s total indebtedness was $92.1 million, consisting of $59.5 million in non-recourse debt at Benchmark and $32.6 million in non-recourse debt at Deflecto, net of debt discount and issuance costs, as of December 31, 2025.
Book Value as of December 31, 2025
At December 31, 2025, Acacia’s book value (which includes noncontrolling interests) was $584.0 million and there were 96.5 million shares of common stock outstanding, for a book value per share of $6.05. This value is impacted by one-time expenses and other adjustments detailed in the above reconciliation from GAAP Net Income (Loss) to Adjusted Net Income (Loss).
Investor Conference Call
The Company will host a conference call today, March 11, 2026 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference the access code “796337.” The conference call will also be simultaneously webcast at https://www.webcaster5.com/Webcast/Page/2371/53628 and on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia (Nasdaq: ACTG) is a value-oriented acquirer and operator of businesses across public and private markets and industries including the industrial, energy and technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “focus,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the

Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, risks to the Company’s operating businesses related to acts of war or terrorist acts and the government or military response thereto, price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, the impact of tariffs and trade policy, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems and, with respect to Benchmark, risks related to its hedging strategy, development plan, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, pandemics, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Gagnier Communications
ir@acaciares.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$306,719	$273,880
Equity securities	17,551	23,135
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Loans receivable	15,299	—
Accounts receivable, net	26,165	26,909
Inventories	26,559	27,485
Prepaid expenses and other current assets	21,050	31,987
Total current assets	450,093	420,146

Property, plant and equipment, net	21,291	23,865
Oil and natural gas properties, net	190,705	191,680
Goodwill	25,790	29,339
Other intangible assets, net	48,148	55,429
Operating lease, right-of-use assets	11,500	9,287
Deferred income tax assets, net	14,836	20,233
Other non-current assets	8,593	6,415
Total assets	$770,956	$756,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,358	$12,074
Accrued expenses and other current liabilities	19,661	20,575
Accrued compensation	6,727	6,277
Current asset retirement obligation	1,589	1,546
Royalties and contingent legal fees payable	6,761	5,448
Deferred revenue	945	1,319
Current portion of long-term debt	—	2,400
Total current liabilities	49,041	49,639

Asset retirement obligation	32,586	31,070
Long-term lease liabilities	8,424	6,778
Deferred income tax liabilities, net	2,152	2,609
Benchmark revolving credit facility	59,500	66,500
Deflecto facility	32,566	45,088
Other long-term liabilities	2,655	2,091
Total liabilities	186,924	203,775

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 96,475,469 and 96,048,999 shares issued and outstanding as of December 31, 2025 and 2024, respectively	96	96
Treasury stock, at cost, 20,542,064 shares as of December 31, 2025 and 2024, respectively	(118,542)	(118,542)
Accumulated other comprehensive income (loss)	670	(1,180)
Additional paid-in capital	915,330	910,237
Accumulated deficit	(254,104)	(275,786)
Total Acacia Research Corporation stockholders' equity	543,450	514,825

Noncontrolling interests	40,582	37,794

Total stockholders' equity	584,032	552,619

Total liabilities and stockholders' equity	$770,956	$756,394

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Revenues:
Intellectual property operations	$326	$83	$78,355	$19,525
Industrial operations	7,341	8,238	28,267	30,421
Energy operations	16,019	17,340	63,818	49,183
Manufacturing operations	26,441	23,183	114,792	23,183
Total revenues	50,127	48,844	285,232	122,312

Costs and expenses:
Cost of revenues - intellectual property operations	7,242	6,078	50,013	24,551
Cost of revenues - industrial operations	3,629	4,063	14,475	14,912
Cost of production - energy operations	12,428	13,209	49,315	36,291
Cost of revenues - manufacturing operations	20,431	16,904	86,949	16,904
Sales and marketing expenses - industrial and manufacturing operations	3,181	2,884	12,954	7,217
General and administrative expenses	16,301	21,515	65,117	55,363
Total costs and expenses	63,212	64,653	278,823	155,238
Operating income (loss)	(13,085)	(15,809)	6,409	(32,926)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	2,750	4,107	1,092	(31,412)
(Loss) gain on sale of equity securities	(3,537)	—	(25)	28,861
Net realized and unrealized gain (loss)	(787)	4,107	1,067	(2,551)
Non-recurring legacy legal expense	—	—	—	(14,857)
Service provider settlement, net	15,750	—	15,750	—
Gain on derivatives - energy operations	3,963	(3,530)	7,449	2,016
Gain (loss) on foreign currency exchange	9	(298)	414	(370)
Interest expense	(1,979)	(2,379)	(8,989)	(6,464)
Interest income	2,813	3,109	11,260	17,682
Other expense, net	(730)	1	(2,049)	(677)
Total other income (expense)	19,039	1,010	24,902	(5,221)

Income (loss) before income taxes	5,954	(14,799)	31,311	(38,147)

Income tax (expense) benefit	(1,181)	776	(6,841)	3,449

Net income (loss) including noncontrolling interests in subsidiaries	4,773	(14,023)	24,470	(34,698)

Net loss (income) attributable to noncontrolling interests in subsidiaries	(1,355)	594	(2,788)	(1,359)

Net income (loss) attributable to Acacia Research Corporation	$3,418	$(13,429)	$21,682	$(36,057)

Income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$3,418	$(13,429)	$21,682	$(36,057)
Weighted average number of shares outstanding - Basic	96,461,366	97,190,102	96,293,764	99,213,835
Basic net income (loss) per common share	$0.04	$(0.14)	$0.23	$(0.36)
Net income (loss) attributable to common stockholders - Diluted	$3,418	$(13,429)	$21,682	$(36,057)
Weighted average number of shares outstanding - Diluted	97,573,518	97,190,102	97,158,219	99,213,835
Diluted net income (loss) per common share	$0.04	$(0.14)	$0.22	$(0.36)

Other comprehensive income (loss):
Foreign currency translation	$439	$(1,180)	$1,850	$(1,180)
Total other comprehensive income (loss), net	439	(1,180)	1,850	(1,180)
Total comprehensive income (loss)	5,212	(15,203)	26,320	(35,878)
Comprehensive loss (income) attributable to noncontrolling interests	(1,355)	594	(2,788)	(1,359)
Comprehensive income (loss) attributable to Acacia Research Corporation	3,857	(14,609)	23,532	(37,237)

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURE
This earnings release includes Adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA and Adjusted EBITDA and Free Cash Flow (FCF) for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. This earnings release also includes the Company’s Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.
Total Company Adjusted EBITDA is defined as net income / (loss) before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest expense, interest income, and other expense, net and loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, transaction-related costs, and costs related to the legacy items, and includes realized hedge gain / (loss) and service provider settlement income. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, and Intellectual Property Operations Adjusted EBITDA. See below for the definition of each of those measures. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction-related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before amortization of acquired intangibles and depreciation and amortization expense. The Company is providing its Industrial Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation expense and stock-based compensation, and including service provider settlement income. The Company is providing Intellectual Property Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Manufacturing Operations
Manufacturing Operations Adjusted EBITDA is defined as operating income / loss for Acacia’s Manufacturing Operations before depreciation and amortization expense, severance, and transaction-related costs. The Company is providing its Manufacturing Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, transaction-related costs, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives investors a clear picture of normalized Parent-level expenses.
Free Cash Flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment, and patent acquisitions (“Capital Expenditures”). The Company is providing Free Cash Flow, a non-GAAP financial measure, because it believes free cash flow gives investors a good sense of how much cash flows are available to be used for de-levering, making acquisitions, repurchasing shares or similar uses of cash.
Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is defined as Acacia’s GAAP Net Income (Loss) excluding costs related to certain legacy matters, stock-based compensation, transaction-related costs, amortization of acquired intangibles, any unrealized (gain) / loss on securities, any unrealized (gain) / loss on hedges, and any (gain) / loss on non-cash derivatives and taking into account the tax effect(s) of those adjustments. The Company is providing Adjusted Net Income (Loss), a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Adjusted Diluted Earnings Per Share (EPS)
Adjusted Diluted EPS is defined as Adjusted Net Income (Loss) divided by the Company’s weighted average diluted share count as of the relative period end date. The Company is providing its Adjusted Diluted EPS, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
The following tables reconcile Operating Income (Loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three months and year ended December 31, 2025 and December 31, 2024.

	Three Months Ended December 31, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$2,955	$531	$(425)	$(9,118)	$(7,028)	$(13,085)
Depreciation, Depletion & Amortization	3,404	533	1,214	5,285	21	10,457
Stock-Based Compensation	—	—	—	138	1,849	1,987
Realized Hedge Gain (Loss)	1,740	—	—	—	—	1,740
Service Provider Settlement, net	—	—	—	15,750	—	15,750
Transaction-Related Costs	—	—	24	—	198	222
Legacy Matter Costs	—	—	—	—	2	2
Severance Costs	—	—	336	—	—	336
Adjusted EBITDA	$8,099	$1,064	$1,149	$12,055	$(4,958)	$17,409
Parent Interest Income					$2,430

	Three Months Ended December 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$2,996	$927	$(24)	$(7,743)	$(11,965)	$(15,809)
Depreciation, Depletion & Amortization	4,375	677	2,061	4,714	12	11,839
Stock-Based Compensation	—	—	—	281	1,984	2,265
Realized Hedge Gain (Loss)	998	—	—	—	—	998
Transaction-Related Costs	11	—	359	—	5,142	5,512
Legacy Matter Costs	—	—	—	—	52	52
Severance Costs	—	—	—	—	—	—
Adjusted EBITDA	$8,380	$1,604	$2,396	$(2,748)	$(4,775)	$4,857
Parent Interest Income					$2,793

	Year Ended December 31, 2025
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$10,183	$1,195	$346	$19,357	$(24,672)	$6,409
Depreciation, Depletion & Amortization	15,219	2,171	5,388	20,506	64	43,348
Stock-Based Compensation	—	—	—	650	5,088	5,738
Realized Hedge Gain (Loss)	3,731	—	—	—	—	3,731
Service Provider Settlement, net	—	—	—	15,750	—	15,750
Transaction-Related Costs	—	—	444	—	1,066	1,510
Legacy Matter Costs	—	—	—	—	14	14
Severance Costs	—	167	1,282	—	—	1,449
Adjusted EBITDA	$29,133	$3,533	$7,460	$56,263	$(18,440)	$77,949
Parent Interest Income					$10,499

	Year Ended December 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands, unaudited)
GAAP Operating Income (Loss)	$9,465	$1,804	$(24)	$(13,852)	$(30,319)	$(32,926)
Depreciation, Depletion & Amortization	12,595	2,725	2,061	16,104	89	33,574
Stock-Based Compensation	—	—	—	1,330	3,465	4,795
Realized Hedge Gain (Loss)	2,626	—	—	—	—	2,626
Transaction-Related Costs	553	—	359	—	5,142	6,054
Legacy Matter Costs	—	—	—	—	2,829	2,829
Severance Costs	—	—	—	—	—	—
Adjusted EBITDA	$25,239	$4,529	$2,396	$3,582	$(18,794)	$16,952
Parent Interest Income					$17,470